EXHIBIT 32.1

CERTIFICATION OF THE
CHIEF EXECUTIVE OFFICER AND
CHIEF FINANCIAL OFFICER
OF LIVANOVA PLC
PURSUANT TO 18 U.S.C. SECTION 1350

André-Michel Ballester, Chief Executive Officer of LivaNova PLC (the “Company”), and Vivid Sehgal, Chief Financial Officer of the Company, each Hereby certifies pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(a)  the Company’s transitional Quarterly Report on Form 10-Q for Cyberonics, Inc. and its consolidated subsidiaries for the period ended October 18, 2015 as filed with the Securities and Exchange Commission on the date hereof (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

(b)  the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date:  December 2, 2015

André-Michel Ballester
Chief Executive Officer
(Principal Executive Officer)

Vivid Sehgal
Chief Financial Officer
(Principal Financial Officer)